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                                                                 EXHIBIT 10.9(b)

                                 AMENDMENT NO. 5
                                     TO THE
                        NATIONAL SERVICE INDUSTRIES, INC.
                         SENIOR MANAGEMENT BENEFIT PLAN


         THIS AMENDMENT made as of the 1st day of October, 2001, by National Service Industries, Inc., a Delaware corporation ("NSI");

                              W I T N E S S E T H:

         WHEREAS, NSI has previously established the National Service Industries, Inc. Senior Management Benefit Plan (the "Plan") for the benefit of its eligible employees and their beneficiaries; and

         WHEREAS, in connection with the planned distribution of the shares of common stock of Acuity Brands, Inc. to the stockholders of NSI (the "Spin-Off"), NSI desires to amend the Plan to permit former employees of NSI and its subsidiaries who did not work for Acuity Brands, Inc. or its subsidiaries to make a one-time irrevocable election to receive a lump sum distribution of their benefit under the Plan; and

         WHEREAS, in connection with the Spin-Off, NSI also desires to amend the Plan to provide for the transfer of accounts for certain employees and former employees of Acuity Brands, Inc. and its subsidiaries to a deferred compensation plan being established by Acuity Brands, Inc.;

         WHEREAS, pursuant to the power of amendment contained in Section 11.4 of the Plan, the Plan is hereby amended as follows:

                                       1.

         Effective as of October 1, 2001, the Plan is hereby amended by inserting the following as a new section 5.6:

         "5.6 Special Payment Election. In connection with, and contingent upon, the spin-off of NSI's lighting equipment and chemicals businesses ("Spin-Off Businesses") to a separate, publicly-traded company, Participants who did not work for the Spin-Off Businesses or the portion of the corporate office of the Employer being transferred in the Spin-Off (and beneficiaries of such Participants) shall have the right to make a one-time irrevocable election to receive a lump sum distribution of their Deferred Benefit Account in the Plan. The Participant may make such an election during such time period and using such form as provided by the Plan Committee. A Participant making such an election shall cease to be eligible to participate in the Plan. If no such election is made, the Participant's Retirement Benefit shall be payable as provided in Section 5.5."

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                                       2.

         Effective as of November 30, 2001, the Plan is hereby amended by inserting the following as a new Section 11.6:

                  "11.6 Spin-Off of Acuity Brands, Inc. - Transfer of Accounts. Pursuant to an Employee Benefits Agreement dated as of November 30, 2001, between the Employer and Acuity Brands, Inc. ("Acuity") and in connection with the distribution of the shares of Acuity to the stockholders of the Employer (the "Spin-Off"), the Deferred Benefit Account of each Participant who becomes or remains an employee of Acuity or its subsidiaries as of November 30, 2001 and of each Participant (including Participants and their beneficiaries in pay status) who was formerly employed by the businesses transferred to Acuity by the Employer (including former employees of the corporate office of the Employer), shall be transferred to the Acuity Brands, Inc. Senior Management Benefit Plan ("Acuity Plan") as of November 30, 2001 or as soon as practical thereafter. For purposes of this Plan and the Acuity Plan, each Participant who becomes a Participant in the Acuity Plan shall not be deemed to have retired from full-time employment with the Employer solely as a result of the Spin-Off."

                                       3.

         Effective as of November 30, 2001, the Plan is hereby amended by incorporating the following as the new Appendix 1:

                                   "Appendix 1
                               Adopting Employers

         National Service Industries, Inc. (CA) f/k/a NSI Enterprises, Inc."

                                       4.

         Except as provided herein, the provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, NSI has caused this Amendment No. 5 to be executed by its duly authorized corporate officers as of the date and year first written above.


ATTEST:                                     NATIONAL SERVICE INDUSTRIES, INC.


By: /s/ Helen Haines                        By: /s/  Brock A. Hattox
    ----------------                            --------------------
    Secretary